Exhibit 99.2

Press Release
www.shire.com

Shire to announce full year 2017 results

Dublin, Ireland – February 1, 2018 – Shire plc (LSE: SHP, NASDAQ: SHPG), will announce full year 2017 earnings on Wednesday February 14, 2018.

Results press release will be issued at:	12:00 GMT / 07:00 EST
Investor conference call time:	14:00 GMT / 09:00 EST

Live conference call for investors:

Flemming Ornskov, MD, M.P.H., Chief Executive Officer and John Miller, Interim Chief Financial Officer will host the investor and analyst conference call at 9:00 am EST / 14:00 GMT.

The details of the conference call are as follows:

UK dial in:	0800 358 9473 or +44 333 300 0804
US dial in:	1 855 857 0686 or 1 631 913 1422
International Access Numbers:	Click here
Password/Conf ID:	76960651#
Live Webcast:	Click here

Replay:

A replay of the presentation will be available for two weeks by phone and by webcast for three months. Replay information can be found on the Investor Relations section of Shire’s website at http://investors.shire.com/.

For further information please contact:

Investor Relations
Christoph Brackmann	christoph.brackmann@shire.com	+41 795 432 359
Sun Kim	sun.kim@shire.com	+1 617 588 8175
Robert Coates	rcoates@shire.com	+44 203 549 0874
Media
Lisa Adler	lisa.adler@shire.com	+1 617 588 8607
Katie Joyce	kjoyce@shire.com	+1 781 482 2779

About Shire

Shire is the global leader in serving patients with rare diseases. We strive to develop best-in-class therapies across a core of rare disease areas including hematology, immunology, genetic diseases, neuroscience, and internal medicine with growing therapeutic areas in ophthalmics and oncology. Our diversified capabilities enable us to reach patients in more than 100 countries who are struggling to live their lives to the fullest.

We feel a strong sense of urgency to address unmet medical needs and work tirelessly to improve people’s lives with medicines that have a meaningful impact on patients and all who support them on their journey.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX